UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Directors

Effective March 23, 2009, the Board of Directors of Wind Energy America Inc. (the “Company”) appointed Thomas J. Schrade and Terry J. Ramaker as new directors of the Company. The Company is very pleased to announce and welcome these two experienced and successful professionals to serve on its Board of Directors.

Thomas J. Schrade has since 1975 been the President and principal owner of T&F Consultants, Inc., a real estate development and consulting company. Besides his many development and management activities and operations, Mr. Schrade also has been significantly instrumental in obtaining the extensive and critical financing necessary to complete the large development projects engaged in by his company. The numerous completed development projects engaged in by Mr. Schrade and his company include a combination gas station/motel/restaurant/theme park retail complex in Hinckley, Minnesota known as Tobies Enterprises; a 200-acre retail development in Owatonna, Minnesota along a leading interstate highway anchored by Cabela’s; a 132-acre retail shopping center in Corsicana, Texas along the main freeway between Dallas and Houston and including Home Depot, Gander Mountain, Office Depot, Chili’s Restaurant and others; and the purchase of the Hilton Hotel/Casino complex in Reno, Nevada and its conversion into the Grand Sierra Resort and Casino.

Mr. Schrade also was a founder and principal executive officer of Gaming Corp. of America, Inc., which from 1991-95 developed and managed a leading Native American casino in Wisconsin Dells, and also through a joint venture developed a leading successful casino on the Gulf Coast of Mississippi which later merged with Grand Casinos. Mr. Schrade also is the President and principal owner of Sky High Thrill Rides, Inc., a thrill ride entertainment park in Reno, Nevada.

Terry J. Ramaker is a Professional Civil Engineer licensed in 27 states. Mr. Ramaker currently serves as a director with and consultant to Ramaker & Associates, Inc., a company he founded, managed for many years, and sold in September 2007. Ramaker & Associates, Inc. is a leading developer of indoor and outdoor waterpark resorts, particularly in the Wisconsin Dells area known as the “Waterpark Capitol of the World.” Under the leadership of Mr. Ramaker, Ramaker & Associates, Inc. for over 20 years provided design and development for most major waterpark resorts in Wisconsin Dells as well as numerous other waterparks across the United States. He also has owned and operated some of the waterparks developed by him. His nationwide recognition and many successful accomplishments in the waterpark industry were recognized in 2005 when he was inducted into the World Waterpark Association Hall of Fame. Mr. Ramaker also has extensive site development and engineering experience in both public and private large projects other than waterparks, including golf courses, condominium projects, and telecommunication site development.

Of particular value to the wind energy business of the Company, Mr. Ramaker has recently completed graduate level engineering studies at the University of Wisconsin in the field of Wind Farm Design, Development and Operations, including topics such as wind site assessment, wind turbine components and control systems, and interconnection of wind farms with electric grid transmission systems.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wind Energy America Inc.
Dated: March 27, 2009	By	/s/ Robert O. Knutson
Robert O. Knutson, Managing Director